EXHIBIT 99.3
SECTION 906 CERTIFICATIONS

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Palatin Technologies, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The quarterly report on Form 10-Q for the quarter ended March 31, 2003 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2003	/s/ Carl Spana
principal executive officer

Dated: May 15, 2003	/s/ Stephen T. Wills
principal financial officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of a separate disclosure document.